UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Verint Systems Inc.

(Name of Registrant as Specified in its Charter)

Neuberger Berman Investment Advisers LLC
Neuberger Berman Investment Advisers Holdings LLC
Neuberger Berman Group LLC
NBSH Acquisition LLC
Neuberger Berman Breton Hill ULC
NB Acquisitionco ULC
Neuberger Berman Canada Holdings LLC
Mr. Scott Hoina
Mr. Benjamin Nahum
Mr. Amit Solomon
Ms. Beatriz V. Infante
Dr. Mark N. Greene
Mr. Oded Weiss

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Neuberger Berman Group LLC 1290 Avenue of the Americas New York, NY 10019 Tel. 212.476.9000

FOR IMMEDIATE RELEASE

NEUBERGER BERMAN ISSUES INVESTOR PRESENTATION TO VERINT SHAREHOLDERS

Presentation Highlights the Need for New Board Members with Deep Industry Experience

Launches Proxy Campaign Website www.BetterVerint.com

Urges Shareholders to Vote the GOLD Proxy Card
to Elect Ms. Beatriz V. Infante, Dr. Mark Greene and Mr. Oded Weiss

New York, NY – May 30, 2019 - Neuberger Berman Investment Advisers LLC and certain of its affiliates (“Neuberger Berman”) that manage investment funds and client accounts that collectively own approximately 1,743,123 shares, or 2.7%, of the outstanding stock of Verint Systems Inc. (NASDAQ: VRNT) ("Verint" or the “Company”) announced that it has issued a presentation to Verint’s shareholders.

Neuberger Berman encourages its fellow shareholders to review the presentation, its proxy materials, and its shareholder letters, all of which are available at www.BetterVerint.com.

Shareholders with any questions about how to vote, can contact Neuberger Berman’s proxy solicitor, Okapi Partners, at info@okapipartners.com or (855) 305-0857.

Please sign, date and mail the GOLD proxy card, voting for Ms. Infante, Dr. Greene and Mr. Weiss.

IMPORTANT INFORMATION
On May 13, 2019, Neuberger Berman Investment Advisers LLC, Neuberger Berman Investment Advisers Holdings LLC, Neuberger Berman Group LLC, NBSH Acquisition LLC, Neuberger Berman Breton Hill ULC, NB Acquisitionco ULC, Neuberger Berman Canada Holdings LLC Benjamin Nahum, Scott Hoina,  and Amit Solomon,  (collectively, the “Neuberger Berman Participants”) and Ms. Beatriz V. Infante, Dr. Mark Greene, and Mr. Oded Weiss (collectively, with the Neuberger Berman Participants, the “Participants”) filed a definitive proxy statement on Schedule 14A (the “Neuberger Berman Proxy Statement”) with the Securities and Exchange Commission (“SEC”), along with an accompanying GOLD proxy card, to be used in connection with the Participants’ solicitation of proxies from the stockholders of Verint Systems Inc. (the “Company”) for use at the Company’s 2019 Annual Meeting of Stockholders (the “Proxy Solicitation”).  All stockholders of the Company are advised to read the Neuberger Berman Proxy Statement and the accompanying GOLD proxy card because they contain important information.  The Neuberger Berman Proxy Statement and the accompanying GOLD proxy card will be furnished to some or all of the Company’s stockholders and are, along with other relevant soliciting material of the Participants, available at no charge at the SEC’s website at www.sec.gov, from the Participants’ proxy solicitor, Okapi Partners LLC (Call Toll-Free: (855) 305-0857) and at www.BetterVerint.com. To the extent that independent researchers or financial analysts are quoted in this document, it is the policy of the Participants to use reasonable efforts to verify the source and accuracy of the quote. The Participants have not, however, sought or obtained the consent of the quoted source to the use of such quote as soliciting material. This document may contain expressions of opinion and belief. Except as otherwise expressly attributed to another individual or entity, these opinions and beliefs are the opinions and beliefs of the Participants.

CONTACTS:

Verint Stockholders:

Pat McHugh/Bruce Goldfarb/Lisa Patel
Okapi Partners
(212) 297-0720
info@okapipartners.com

Media:

Alexander Samuelson
Neuberger Berman
(212) 476-5392
Alexander.Samuelson@NB.com

About Neuberger Berman

Neuberger Berman, founded in 1939, is a private, independent, employee-owned investment manager. The firm manages a range of strategies—including equity, fixed income, quantitative and multi-asset class, private equity and hedge funds—on behalf of institutions, advisors and individual investors globally. With offices in 23 countries, Neuberger Berman’s team is more than 2,100 professionals. For five consecutive years, the company has been named first or second in Pensions & Investments Best Places to Work in Money Management survey (among those with 1,000 employees or more). Tenured, stable and long-term in focus, the firm has built a diverse team of individuals united in their commitment to delivering compelling investment results for our clients over the long term. That commitment includes active consideration of environmental, social and governance factors. The firm manages $323 billion in client assets as of March 31, 2019. For more information, please visit our website at www.nb.com.

Certain statements in this press release, such as those related to changes in a portfolio management team, constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the strategy, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.  Among other risks and uncertainties are the possibility of differences in the timing or nature of any portfolio manager changes, the adverse effect from a decline in the securities markets or a decline in the strategy’s performance, a general downturn in the economy, competition from other closed end investment companies, changes in government policy or regulation, inability of the strategy’s investment adviser to attract or retain key employees, inability of the strategy to implement its investment strategy, inability of the strategy to manage rapid expansion and unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations.  As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the strategy nor any other person assumes responsibility for the accuracy.

All information is as of March 31, 2019 unless otherwise indicated and is subject to change without notice. Firm data, including employee and assets under management figures, reflects collective data for the various affiliated investment advisers that are subsidiaries of Neuberger Berman Group LLC. Firm history/timeline includes the history of all firm subsidiaries, including predecessor entities and acquisitions.

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